Exhibit 10.16

Execution Version

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED GUARANTY

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED GUARANTY (this “Amendment”), dated as of December 22, 2009, is entered into by and between First Wind Holdings, LLC, a Delaware limited liability company (“FWH”) and HSH Nordbank AG, New York Branch (“HSHN”).

RECITALS

WHEREAS, FWH entered into that certain Second Amended and Restated Guaranty in favor of HSHN, dated as of July 17, 2009 (the “Guaranty Agreement”);

WHEREAS, FWH and HSHN wish to amend the Guaranty Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

Section 1.                    Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Guaranty Agreement.

Section 2.                    Amendment to Guaranty Agreement. Effective on the date hereof, the Guaranty Agreement is hereby amended as follows:

(a)           A new definition of “KWP II Project” shall be added in appropriate alphabetical order and shall read as follows:

“KWP II Project” shall mean the wind generating facility with a nameplate capacity of 21 megawatts located in Maui, Hawaii owned by Kaheawa Wind Power II, LLC.

(b)           The definition of “Permitted Indebtedness” shall be amended by adding the following language immediately to the end thereof:

“ and (m) Indebtedness incurred under Indemnity Agreement, dated as of the date hereof, by the Guarantor in respect of certain indemnity obligations arising out of a Government Grant Disallowance Event (as defined in the Financing Agreement, dated as of the date hereof, Stetson Holdings, LLC, BNP Paribus, as Joint Lead Arranger, Administrative Agent, Security Agent and Issuing Bank, and HSH Nordbank AG).”

(c)           A new definition of “Rollins Project” shall be added in appropriate alphabetical order and shall read as follows:

“Rollins Project” shall mean the wind generating facility with a nameplate capacity of 60 megawatts located in Penobscot, Maine owned by Evergreen Wind Power III, LLC.

(d)           A new definition of “Sheffield Project” shall be added in appropriate alphabetical order and shall read as follows:

“Sheffield Project” shall mean the wind generating facility with a nameplate capacity of 40 megawatts located in Sheffield, Vermont owned by Vermont Wind, LLC.

(e)           A new definition of “Stetson II Term Loans” shall be added in appropriate alphabetical order and shall read as follows:

“Stetson II Term Loans” shall mean the Stetson II Term Loans made to CSSW, LLC under the AIMCO Credit Agreement in an aggregate amount of up to $15,000,000.

(f)            A new definition of “Stetson II Term Loans Expenditures” shall be added in appropriate alphabetical order and shall read as follows:

“Stetson II Term Loans Expenditures” shall have the meaning set forth in Section 24(a) hereof.

(g)           The first sentence of Section 3(r) is hereby deleted in its entirety and replaced with the following:

Without the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, the Guarantor shall not cause, make, suffer to exist, permit or consent to any sale, assignment or transfer of any direct or indirect ownership interests in any subsidiaries to any Affiliate, other than (i) a sale, assignment or transfer to an entity wholly owned by the Guarantor or a direct or indirect wholly owned subsidiary of the Guarantor, or (ii) in connection with the Steel Winds Reorganization or the Stetson Transmission Line Reorganization; provided, that a sale, assignment or transfer is allowed to a third party if such transaction includes all (and not a portion) of the direct or indirect ownership interests in the relevant subsidiary(ies), and immediately prior to and after giving effect to any sale, assignment or transfer, the Minimum Members’ Equity is not less than $600,000,000.

(h)          A new Section 24 shall be added and shall read as follows:

24.          Stetson II Term Loans Proceeds.

(a)            The Guarantor covenants and agrees that it (i) shall cause CSSW, LLC to distribute the proceeds of the Stetson II Term Loans to the Guarantor upon receipt of the Stetson II Term Loans and (ii) shall use all of the proceeds of the Stetson II Term Loans solely on expenditures for the development and construction of the Rollins Project, the KWP II Project and/or the Sheffield Project, which amounts shall not include general and administrative expenditures (the “Stetson II Term Loan Expenditures”); provided, that, regardless of when the proceeds from the Stetson II Term Loans are received, all Stetson II Term Loan Expenditures made after the date hereof, in an amount up to $15,000,000, shall be considered use of the Stetson II Term Loan proceeds for purposes of this Section 24.

(b)           The Guarantor covenants and agrees that, upon receipt of the Stetson II Term Loan proceeds until the obligations set forth in Section 24(a) are satisfied, it shall maintain cash and cash equivalents in an amount sufficient to satisfy the difference between $15,000,000 and amounts paid with respect to the Stetson II Term Loan Expenditures; provided, however, that if the proceeds from the Stetson II Term Loan are less than $15,000,000, the Guarantor shall maintain cash and cash equivalents in amount sufficient to satisfy the difference between the amount of proceeds received from the Stetson II Term Loan and amounts paid with respect to the Stetson II Term Loan Expenditures.

(c)            Upon satisfying the requirements of Section 24(a)(ii), the Guarantor shall deliver to the Administrative Agent a certificate signed by an authorized officer of the Guarantor, certifying that all of the proceeds of the Stetson II Term Loan have been used solely on the Stetson II Term Loan Expenditures.

(d)           If the Stetson II Term Loan does not fund by the Stetson II Term Loan Commitment Expiration Date (as defined in the AIMCO Credit Agreement), the Guarantor’s obligations under this Section 24 shall terminate.

Section 3.                    Legal Effect. This Amendment shall become effective as of the date hereof. This Amendment constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein. All previous documents, undertakings and agreements, whether verbal, written or otherwise, between the parties hereto with respect to the subject matter of the Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment.

Section 4.                    Miscellaneous.

(a)           Reference to and Effect on the Guaranty Agreement. Except as expressly set forth herein, the Guaranty Agreement as specifically amended by this Amendment shall remain unchanged and in full force and effect and hereby is ratified and confirmed. FWH acknowledges that this Amendment does not constitute any commitment to provide any additional loans or other extensions of credit, any future waiver or forbearance, or any additional extensions of time for the repayment of any debt. In consideration for the commitments contained in the Guaranty Agreement as amended by this Amendment, FWH agrees and covenants that it will not claim that any current or prior action or course of conduct by HSHN with respect to any Events of Default that have occurred or may hereafter occur, constitutes an agreement or obligation to continue such action or course of conduct in the future. FWH acknowledges that HSHN has not made any commitments, undertakings, waivers or amendments except as expressly set forth in this Amendment.

(b)           Governing Law, Etc. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflict of laws provisions thereof other than Section 5-1401 of the New York General Obligations Law). FWH hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York, State of New York over any suit, action or proceeding arising out of or relating to this Amendment. Service of process by HSHN in any such dispute shall be binding on FWH if sent to the FWH by registered or certified mail, at the address specified on the signature page of this Amendment. FWH agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction.

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(c)           Counterparts and Facsimile or Electronic Mail Execution. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or by electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

FIRST WIND HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Michael U. Alvarez
Name: Michael U. Alvarez
Title: President

Address for Notices:

First Wind Holdings, LLC c/o First Wind Energy, LLC 179 Lincoln Street, Suite 500 Boston, MA 02111 Attention: President Facsimile: (617) 960-2889

with a copy to:

First Wind Energy, LLC 179 Lincoln Street, Suite 500 Boston, MA 02111 Attention: General Counsel Facsimile: (617) 960-2889

Amendment No. 2 to Second

Amended and Restated Guaranty

HSH NORDBANK AG, NEW YORK BRANCH,

By:	/s/ David Watson
Name: David Watson
Title: Vice President
HSH Nordbank AG, New York Branch

By:	/s/ Sylvia Cheng
Name: Sylvia Cheng
Title: Senior Vice President
HSH Nordbank AG, New York Branch

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:	Energy - Portfolio Management
Telephone:	(212) 407-6044 (David Watson)
Facsimile:	212-407-6807

with a copy to:

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:	General Counsel
Telephone:	(212) 407-6142
Facsimile:	(212) 407-6811

Amendment No. 2 to Second

Amended and Restated Guaranty